Exhibit 99.b(j)

                          FUND PARTICIPATION AGREEMENT

      THIS FUND PARTICIPATION AGREEMENT made as of the _____ day of February, 2002 by and between American International Life Assurance Company of New York, a New York corporation (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company identified in Schedule A hereto (each, an "Account" and collectively, the "Accounts"), and Liberty Funds Services, Inc., a Delaware corporation and the transfer agent ("LFSI") for the investment companies identified in Schedule B hereto (the "Liberty Funds").

                              W I T N E S S E T H:

      WHEREAS, the Liberty Funds are provided services by transfer agents, dividend disbursement agents, and shareholder servicing agents for the open-end, management investment companies registered under the Investment Company Act of 1940 that are included in Schedule B;

      WHEREAS, the Liberty Funds and LFSI desire to make shares of the Liberty Funds identified in Schedule B available to serve as underlying investment options for variable annuity contracts ("Contracts") designed and offered by the Company;

      WHEREAS, the Liberty Funds and LFSI will establish an account or accounts on its mutual fund shareholder accounting system to reflect the Accounts' ownership of shares of the Liberty Funds and all transactions by the Accounts involving such shares;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

      1. Establishment of Accounts; Availability of Funds. The Company represents that it has established under New York law the Accounts identified in Schedule A hereto. Each of the Accounts is, as of the date of this Agreement, registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940, as amended, to serve as a segregated asset account for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to each Account for investment in shares of the appropriate Liberty Fund as selected among those investments available through the Contracts to act as underlying investment media.

      2. Marketing and Promotion. The Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Liberty Funds as is given to other underlying investments available through the Contracts. In marketing and administering its Contracts, the Company will comply with all applicable state and federal laws.

      3. Sale of Fund Shares.

      (a) Appointment of Company as Agent. Subject to and in accordance with the terms and procedures hereof, the Company is hereby appointed as the agent of LFSI, and the Company hereby accepts such appointment, for the limited purpose of treating instructions received by the Company from Contract owners as to the allocation of Contract purchase payments, Contract transfers and Contract surrenders (to the extent such instructions would result in the purchase or redemption of Liberty Fund shares by the Company) ("Instructions") as receipt by LFSI of purchase and redemption orders for shares of the Funds. Notwithstanding the Company's appointment hereunder as the agent of LFSI for the sole purpose of receiving Instructions for the purchase and redemption by the Company and its Accounts of shares of the Liberty Funds, the Company shall not be, nor hold itself out to the public or engage in any activity as, an agent for LFSI or the Liberty Funds in respect of or in connection with the distribution or marketing of shares of the Funds.

      It is acknowledged and agreed by the parties that the availability of shares of any Liberty Fund shall be subject to such Fund's then current prospectus and Statement of Additional Information, federal and state securities laws and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD").

      (b) Receipt of Instructions by Company. In the case of any orders resulting from Instructions received by the Company on any day on which the New York Stock Exchange is open for trading (a "Business Day") prior to the time the net asset values of shares of the Liberty Funds are determined (the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time) (the "Market Close"), such orders shall be accorded a trade date on LFSI's accounting system that is the date of receipt of the Instructions by the Company, except as set forth in Section 3(e) below. Any purchase or redemption order resulting from Instructions received by the Company on any Business Day after the Market Close shall be accorded a trade date on LFSI's accounting system that is the next Business Day.

      (c) Issuance of Fund Shares. Issuance and transfer of shares of the Liberty Funds shall be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares purchased from the Liberty Funds will be recorded on LFSI's accounting system in the appropriate Account or subaccount thereof based upon information provided to LFSI by the Company.

      (d) Transmission of Orders by Company. Based on the Instructions received by the Company on each Business Day, the Company shall transmit to LFSI by 9:00 a.m. Eastern Time on the following business day a fax transmission containing the net purchase or redemption order, in dollars, by each Account of the Company (or in the aggregate for all Accounts, if that has been agreed to in advance by the parties) for shares of each Liberty Fund for the preceding Business Day. Each transmission by the Company of a net purchase or redemption order shall constitute a representation by the Company that such net order was based solely on Instructions from Contract owners received by the Company prior to the Market Close on the previous Business Day, and that such net order included all Instructions so received by the Company. The Company shall maintain records sufficient to identify the date and time of receipt of all Instructions involving the Liberty Funds and shall make such records available upon request for examination by LFSI or its designated representative or, at the request of LFSI, by appropriate governmental authorities.

      (e) Extraordinary Events. The Company is not authorized to accept as LFSI's agent any purchase or redemption of shares where such order is the result of an "Extraordinary Event" of which the Company is aware, unless the Company has notified LFSI of such order, by calling the Company's assigned Contact Person, as soon as practicable following the Company becoming aware of the Extraordinary Event and in no event later than 3:00 p.m. Eastern time on the trade date, or as soon thereafter as is practicable. For these purposes, an "Extraordinary Event" shall mean an event outside the normal operation of an Account such as an entire Account moving into or out of the Company's account with LFSI, or an asset transfer, merger, acquisition or divestiture. In accordance with the prospectus of each Liberty Fund, LFSI reserves the right to refuse any purchase order, or to delay settlement of any redemption order which LFSI, in its sole discretion, deems disruptive or detrimental to the applicable Liberty Fund.

      (f) Wiring of Funds. In the case of a net purchase order, the Company shall remit to LFSI the exact amount of requisite funds to cover such order by Federal Funds wire by 4:00 p.m. Eastern Time on the Business Day on which the transmission containing the net purchase order is transmitted to LFSI or, if such day is not a Business Day, on the next Business Day (the "Settlement Date"). If the Company becomes aware that LFSI may not receive, prior to the Market Close on the Settlement Date, a wire transfer relating to a net purchase order, the Company shall promptly inform LFSI of the facts and circumstances thereof and shall cooperate with LFSI with the goal of LFSI receiving such purchase proceeds as soon as reasonably possible. Notwithstanding the immediately preceding sentence, if a wire transfer relating to an aggregate purchase order is not received by LFSI prior to Market Close on the appropriate Settlement Date, LFSI reserves the right to (i) charge the Company interest on the amount of the delayed wire as provided below or (ii) redeem the shares for which payment has not been received on any Business Day subsequent to the appropriate Settlement Date if (A) LFSI has further notified the Company by no later than 12:00 noon Eastern Time on the Business Day following the Settlement Date that LFSI still has not received the delayed wire transfer relating to the net purchase order and (B) LFSI still has not received the delayed wire by one hour prior to Market Close on such subsequent Business Day.

      In the case of a net redemption order, LFSI shall remit or cause to be remitted to the Company the exact amount of requisite funds to cover such order by Federal Funds wire sent by LFSI by 4:00 p.m. Eastern Time on the Business Day that the transmission containing the net redemption order is received by LFSI or, if such day is not a Business Day, on the next Business Day; provided, however, that in the event that the Company's account in a Fund is redeemed in full such that it will have a zero balance on such Business Day, LFSI reserves the right to wire, or to cause to be wired, the redemption proceeds within the time frame set forth in the applicable Fund prospectus. If LFSI becomes aware that the Company may not receive the wire transfer relating to a net redemption order by 4:00 p.m. Eastern Time on the appropriate date, LFSI shall promptly inform the Company of the facts and circumstances thereof and shall cooperate with the Company with the goal of the Company receiving such proceeds as soon as reasonably possible. If such wire transfer is not received by the Company on the appropriate date, LFSI shall pay the Company interest on the amount of the delayed wire as provided below.

      In the event that a wire is delayed, the interest owed shall be deemed to be the interest cost on the delayed funds until paid, charged at the Federal Funds "offered" rate as published by The Wall Street Journal.

      (g) Transmission by LFSI of Share Price and Distribution Information. LFSI shall transmit to the Company by 6:30 p.m. Eastern Time on each Business Day, by on-line remote access or otherwise, a file identifying the net asset value per share (or "share price") of the Funds as of the Market Close on that Business Day. LFSI shall also transmit to the Company by 6:30 p.m. Eastern Time on the first Business Day following each record date established for the payment of dividends or capital gains distributions by a Fund a file containing the dividend or capital gains distribution rate for such payment. The Company elects to receive payment income, dividends and capital gains distributions in additional shares of the Fund and it reserves the right to revoke this election and it receive all such shares in cash. The Company shall not be entitled to rely on any source of share price or distribution information other than such transmission by LFSI. If LFSI is unable to provide the net asset value, dividend and capital gain information to the Company by 6:30 p.m. on any Business Day, the Company shall have the additional amount of time, equal to the amount of time by which such information is provided late to the Company, to notify LFSI of trades.

      (h) Confirmations. LFSI shall transmit to the Company by 8:30 a.m. Eastern Time on each Business Day a confirmation of any net purchase or redemption orders for shares of the Liberty Funds with a Settlement Date of the second preceding Business Day. However, on any Business Day that is the first Business Day of the month, LFSI shall transmit such confirmation by 11:00 a.m. Eastern Time.

      (i) Processing Adjustments. Each business day the Company and LFSI will reconcile their records so that an appropriate number of shares of each of the Funds are credited to the Accounts invested in the various Funds with LFSI.

            (a) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Section 3 which is caused by LFSI, LFSI shall make any adjustments on its accounting system necessary to correct such error or delay and shall reimburse the Accounts for any losses or reasonable costs incurred directly as a result of the error or delay.

            (b) In the event of any error or delay with respect to the procedures outlined in this Section 3 which is caused by the Company, the Company shall adjust its records accordingly in order to correct such error or delay. The Company will notify LFSI of the error and required correction and shall reimburse LFSI for any losses or reasonable costs incurred as a result of the error or delay. In the event of an error or delay caused by the Company, LFSI will process any adjustment with the trade date of the day such error or delay is identified by the Company to LFSI.

            (iii) The Company and LFSI, respectively, each agree to provide the other prompt notice of any errors or delays of the type referred to in this Section

      3(a) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

      (j) Pricing Errors. In the event of an error in the computation of an Liberty Fund's net asset value per share which, in accordance with procedures adopted by the Fund's Board of Directors consistent with views expressed by the staff of the Securities and Exchange Commission regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of an Account (a "Pricing Error"), LFSI shall notify the Company as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, LFSI shall reimburse the affected Liberty Fund for any loss (without taking into consideration any positive effect of such Pricing Error) and shall make appropriate adjustments to the Company's accounts, which adjustments shall net the impact of individual Contract gains and losses; this will result in either a net payment to the Account from the Liberty Fund (in the event of net Contract losses) or from the Account to the Liberty Fund (in the event of net Contract gains), but only to the extent the Company is able to and does subtract such gains from the Contract's Account Values. In addition, in the event that the Pricing Error causes the Company to incur any direct costs for re-processing Contract accounts under an Account, such as preparing and mailing revised statements, LFSI shall reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail.

      4. Expenses.

      (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by any Liberty Fund or LFSI under this Agreement shall be paid by such Fund or LFSI, including the cost of registration of such Fund's shares with the SEC and in states where required. All expenses incident to the performance by the Company under this Agreement shall be paid by the Company.

      (b) LFSI shall provide the Company, upon request, with sufficient copies of the Liberty Fund's proxy material, periodic reports to shareholders, prospectuses and other materials that are required by law to be sent to Fund shareholders. In addition, LFSI shall provide the Company, upon request, with a sufficient quantity of the Liberty Fund's prospectuses to be used in connection with the Company's offerings and the transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by the Liberty Funds or LFSI, and the cost of distributing such materials shall be paid by the Company; provided, however, that if at any time LFSI reasonably deems the usage of such items to be excessive, LFSI may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

      5. Company Use of Liberty Funds Name. The Company agrees and acknowledges that LFSI and Liberty Funds are the sole owner of their respective names and marks , and that any and all use of any designation comprised in whole or in part of the use of those names and marks under this Agreement shall inure to their benefit. The use by the Company of those names and marks in any advertisement or sales literature or other promotional materials shall occur only with the prior consent of LFSI. Except to the extent required by law, the Company shall not, without the prior consent of LFSI, make written representations regarding the Liberty Funds, LFSI or any of their affiliates, except those contained in the then current prospectus and in the then current sales literature for the Liberty Funds.

      6. Administration of Accounts. Administrative services to purchasers of Contracts, including without limitation all record keeping, shall be the responsibility of the Company and shall not be the responsibility of LFSI or any Fund. LFSI shall recognize the appropriate Account as the sole shareholder of each of the respective Fund shares issued to such Account under this Agreement.

      7. Representations and Warranties. LFSI and the Company, respectively, each represent that it has obtained and shall maintain all authorizations, licenses, qualifications or registrations of any governmental body required of it in connection with this Agreement and that such registrations are and will remain in full force and effect during the term of this Agreement, and that it will promptly notify the other party in the event that it is unable to perform any of its obligations under this Agreement.

            (a) The Company further represents and warrants that:

                  (i) It has full power and authority to enter into and perform this Agreement; including but not limited to, the ability to use publicly available securities as an investment option for the Contracts; it further represents that the Diversification requirements of Internal Revenue Code Section 817(h) and regulations promulgated are not applicable to these Contracts;

                  (ii) (A) its internal control systems for the processing and transmission of orders for the purchase and redemption of Fund shares are designed to monitor, regulate and exclude orders received after the Market Close on each Business Day from being aggregated and communicated to LFSI or its designee with orders received before Market Close on such Business Day (consistent with the requirements of Section 22(c) of the Investment Company Act of 1940 and Rule 22c-1 thereunder and the registration statements of the Liberty Funds); and (B) its internal control systems shall implement commercially reasonable efforts, in accordance with general industry standards, to assure that such processing of transactions occurs without error or omission, and does not result in late transmission of orders to LFSI; and

                  (iii) it is not required to be registered as broker-dealer under any applicable federal securities laws as a result of entering into and performing the services set forth in this Agreement; and

                  (iv) all purchases and redemptions of Liberty Fund shares
            contemplated by this Agreement shall be effected in accordance with the Liberty Fund's then current prospectus.

            (b) LFSI further represents and warrants that:

                  (i) it is duly registered as a transfer agent under Section
            17A of the Securities Exchange Act of 1934, as amended;

                  (ii) it is authorized to enter into this Agreement on behalf of each Liberty Fund identified in Schedule B, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements with respect to
            (A) any of the Liberty Funds or (B) any applicable law;

                  (iii) each Liberty Fund is an open-end investment company
            registered under the Investment Company Act of 1940, as amended; and

                  (iv) a registration statement under the Securities Act of
            1933, as amended, is current and appropriate state securities law filings have been made and will continue to be made with respect to all shares of the Liberty Funds being offered for sale.

      8. Termination. This Agreement shall terminate as to the issuance of new
Contracts:

            (a) at the option of either the Company or LFSI upon three months' advance written notice to the other, or any mutually agreed upon time period;

            (b) at the option of the Company if either the Liberty Funds' shares are not available for any reason to meet the requirements of the Contracts as determined by the Company, provided that reasonable advance notice of election to terminate shall be furnished by the Company;

            (c) at the option of either the Company or LFSI upon the taking of any material action or the institution of proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Accounts, Liberty Funds by the NASD, the SEC or any other regulatory body;

            (d) upon assignment of this Agreement unless made with the written consent of the other party hereto; or

            (e) if the Liberty Funds' shares are not registered, issued or sold in compliance with federal law or such law precludes the use of Liberty Fund shares as the underlying investment medium of Contracts issued or to be issued by the Company, provided that prompt notice shall be given by either party should such situation occur.

         9. Continuation of Agreement. Termination as a result of any cause listed in the preceding paragraph shall not affect LFSI's obligation to furnish shares of the Funds to Contracts then in force for which shares of the Liberty Funds serve or may serve as the underlying investment medium unless such further sale of Liberty Fund shares is proscribed by law or the SEC or other regulatory body.

      10. Advertising Materials; Filed Documents.

            (a) All advertising and literature with respect to the funds, other than those which merely name the funds as an investment option and its investment objective, prepared by the Company or its agents for use in marketing the Contracts will be submitted to LFSI for review and acceptance in their sole discretion before such material is first used.

            (b) LFSI will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of such documents with the SEC or other regulatory authorities.

      11. Proxy Voting. The Company, as the sole shareholder of the Funds' shares issued under this Agreement, shall vote such shares in accordance with instructions received from persons having a voting interest in the Fund.

      12. Diversification. Liberty Funds and LFSI each represent that each Liberty Fund has elected to be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, and each will maintain such qualification (under Subchapter M or any successor or similar provision). Without limiting the scope of the foregoing, each Liberty Fund and LFSI represents and warrants that it will, at a minimum, meet the diversification requirements of Section 5(b)(1) of the Investment Company Act of 1940 ("Act"), relating to the diversification requirements for open-end management companies, and any amendments or other modifications to such Section, as if those requirements applied directly to each Liberty Fund. Notwithstanding the foregoing, for any Liberty Fund that is structured as a 'Fund of Funds', the foregoing representations regarding diversification are made on behalf of the underlying funds, and not the Fund of Funds.

      13. Indemnification.

            (a) The Company agrees to indemnify and hold harmless LFSI and each of their respective directors, officers, employees, agents and each person, if any, who controls it within the meaning of the Act against any losses, claims, damages or liabilities to which LFSI or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the current registration statement, prospectus or sales literature of the Company or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Company's lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement or (iii) any breach by the Company of any representation, warranty or covenant made in this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by LFSI or any such director, officer, employee, agent, investment adviser or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statements, prospectuses or sales literature in conformity with then current written materials furnished to the Company by LFSI specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) LFSI agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the current registration statement, prospectus or sales literature of the Liberty Funds or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) LFSI's lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement or (iii) any breach by LFSI of any representation, warranty or covenant made in this Agreement. LFSI will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, investment adviser or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that LFSI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statements, prospectuses or sales literature in conformity with then current written materials furnished to LFSI by the Company specifically for use therein. This indemnity agreement will be in addition to any liability, which LFSI may otherwise have.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of an action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it form any liability which it may have to any indemnified party otherwise than under this Section 14. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      15. Miscellaneous.

            (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

            (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by fax, telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties:

                  To the Company:

                  American International Life
                    Assurance Company of New York
                  Pensions Department
                  80 Pine Street, 13th Floor
                  New York, NY  10005
                  Attention: Robert Goldbloom

                  To Liberty Funds Services Inc.:

                  Liberty Funds Services, Inc.
                  One Financial Center
                  Boston, MA 02111-2621
                  Attention: ______________


Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

            (b) Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective permitted successors and assigns.

            (c) Back-up Files. The Company shall maintain back-up files stored in an appropriate location at no cost to LFSI. The purpose of backup and recovery procedures is to permit file recovery in the event of disruption of normal processing.

            (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            (e) Compliance with Applicable Laws. The Company and LFSI will conduct each of the activities pursuant to this Agreement in compliance with all applicable laws, rules and regulations, including, but not limited to, the securities laws governing the sale of mutual fund shares.

            (f) Anti-Money Laundering Policies. To the extent legally required, the Company and Liberty Funds agree to comply with all money laundering rules, regulations and government guidance, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance.

            (g) Authorized Persons. For purposes of this Agreement, the Company will designate "Authorized Persons" entitled to act on its behalf in connection with this Agreement. "Authorized Person" will mean any officer or employee of the Company properly designated by the Company.

            (h) Confidentiality. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information, except as may be required in order to fulfill its obligations under this Agreement, until such time as it may come into the public domain, except to the extent that such names and addresses were rightfully in a party's possession free of any obligation of confidentiality at or subsequent to the time such names and addresses were communicated to such party by the other party.

            (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

            (j) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            (k) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the Company's utilizing the Liberty Funds identified herein in the Contracts and supersedes all prior agreements and understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the day and year first above written.


                      AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

                      By:___________________________________

                      Its:__________________________________


                      Agreed and accepted as to Paragraph 12 (Diversification)

                      LIBERTY FUNDS

                      By:___________________________________

                      Its:__________________________________


                      LIBERTY FUNDS SERVICES, INC.

                      By:_________________________________

                      Its:_________________________________

                                   SCHEDULE A

                                  THE ACCOUNTS


 Variable Account A of American International Life Assurance Company of New York

                                   SCHEDULE B

                                    THE FUNDS


                       Liberty High Yield Securities Fund
                           Liberty Newport Tiger Fund